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                                                                   EXHIBIT 10.5


                        CYPRESS SEMICONDUCTOR CORPORATION
                  1997 KEY EMPLOYEE BONUS PLAN AGREEMENT (KEBP)

ARTICLE 1 - PLAN OBJECTIVE

1.1 The objective of this Key Employee Bonus Plan is to provide incentive to key employees of the Company based on the Company's overall Sales and Earnings Per Share (EPS) achievement, the Company's growth relative to selected competitors, and the individual's performance against set individual Critical Success Factors
(CSFs).

ARTICLE 2 - EFFECTIVE DATE

2.1 This agreement will become effective December 31, 1996 for the plan period of fiscal year 1997. The plan period for fiscal year 1997 covers December 31, 1996 to December 30, 1997.

ARTICLE 3 - ELIGIBILITY FOR PLAN PARTICIPATION

3.1 Prior to the commencement of each Plan Period, members of Cypress' Executive Staff will recommend to the President/CEO for approval proposed participants for the plan period and their incentive levels.

3.2 Prior to the commencement of each Plan Period, the CEO and his Executive Staff's plan participation and their incentive levels will be presented to the Compensation Committee of the Board of Directors for approval.

3.3 Participants are notified of their eligibility at the beginning of each plan period.

3.4 Newly hired employees may be added as participants during the plan period. Other employees who are currently not plan participants may be considered for participation at the beginning of the plan period, provided however that they have assumed greater responsibility or demonstrated greater contribution to the company. Participants added during the plan period shall receive prorated awards based on the number of months of participation in the plan with a minimum of six months participation. Otherwise, eligibility will be deferred until the next plan period. Exceptions are subject to CEO approval.

3.5 Changes in plan participants require the approval of the President/CEO.

ARTICLE 4 - BONUS PLANS AND  CALCULATIONS

4.1 Each plan participant will be given an incentive level expressed as a percent of Base Salary. This represents the target bonus. There are 3 incentive levels in this program:

      -------------------------------------------------------------
          LIKELY PARTICIPANTS                      INCENTIVE LEVELS
      -------------------------------------------------------------
      CEO, Senior VPs                                  80% Plan
      -------------------------------------------------------------
      VPs, Key Managers, Key Employees                 30% Plan
     -------------------------------------------------------------
      Other Key Employees                              20% Plan
      -------------------------------------------------------------







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4.2 The participant's actual bonus attainment is determined by the participants score from the following factors:

      -------------------------------------------------------------------
                              BONUS PLAN FACTORS
      -------------------------------------------------------------------
      a. Total Company Sales performance for 1997 (Sales factor)
      -------------------------------------------------------------------
      b. Total Company EPS performance for 1997 (EPS factor)
      -------------------------------------------------------------------
      c. Cypress' revenue growth vs. a select list of Competitors (Growth
      Factor)
      -------------------------------------------------------------------
      d. Performance against individual CSFs (Avg of score for 4 quarters)
      -------------------------------------------------------------------

NO BONUS WILL BE AWARDED UNLESS THE COMPANY ACHIEVES 90% OF IT'S EPS TARGET FOR 1997 PER THE 9612 PLAN.

4.3 The weight assigned to each of the plan factors depends on the participant's bonus plan, as listed below:

      -------------------------------------------------------------------
                PLAN FACTORS              80%PLAN    30%PLAN    20%PLAN
      -------------------------------------------------------------------
      Total CY 1997 Sales (Sales            25%        20%        10%
      factor)
      -------------------------------------------------------------------
      Total CY 1997 EPS   (EPS factor)      25%        20%        10%
      -------------------------------------------------------------------
      Individual CSFs                       50%        60%        80%
      -------------------------------------------------------------------
        Total Plan Factors Weights         100%       100%       100%
      -------------------------------------------------------------------


4.4 Sales Factor: Scoring for the sales factor will be dependent on Cypress' performance against the 9612 plan. Sales below 90% of the plan yields a sales factor of zero. Sales at 90% of the plan, yields a sales factor of 0.9. Sales at 100% of the plan, yields a sales factor 1.0. Sales performance between 90%-100% of the plan is ratably scored between .9 and 1.0. Sales at 120% or greater of the 9612 plan yields a sales factor of 2.0. Performance between 100%-120% is ratably scored between 1.0 and 2.0. The graph below depicts the sales factor at different sales levels. The 9612 Sales Plan is $626.8M. Sales factor is zero if 1997 sales is lower than $564.1M.

4.5 EPS Factor: Scoring for the EPS factor will be dependent on Cypress' performance against the 9612 plan. EPS below 90% of the plan yields an EPS factor of zero. EPS at 90% of the plan, yields an EPS factor of 0.9. EPS at 100% of the plan, yields an EPS factor 1.0. EPS performance between 90%-100% of the plan is ratably scored between .9 and 1.0. EPS at 120% or greater of the 9612 plan yields an EPS factor of 2.0. Performance between 100%-120% is ratably scored between 1.0 and 2.0. The graph in para 4.4 also depicts the EPS factor at different EPS levels. The 9612 EPS plan is $0.60. EPS factor is zero if EPS is lower than $0.54.

4.6 The factor of Cypress' revenue growth versus the select list of competitors shall be calculated as Cypress' 1997 Sales versus 1996 and shall use the competitor's equivalent fiscal quarters for 1997 and 1996 to match those of Cypress'. The list of select competitors is shown in Exhibit A. The growth factor shall be applied to the participant's Sales and EPS scores only as a gross up or discount factor and won't apply to the participant's CSF attainment. The revenue growth factor is calculated as:

       CY 1997 Sales                                Competitors' 1997 Sales           2
     -------------------------     divided by     -------------------------- = Growth Factor
        CY 1996 Sales                                Competitors' 1996 Sales


4.7 The overall bonus calculation shall be as follows for the different bonus plans, where:

      B = base salary    E = EPS Factor    CSF = average for 4 qtrs
      S = Sales Factor   G = Growth Factor

     80%KEBP = B x [(((S x 25%) + (E x 25%)) x G) + (CSF x 50%)]

     30%KEBP = B x [(((S x 20%) + (E x 20%)) x G) + (CSF x 60%)]

     20%KEBP = B x [(((S x 10%) + (E x 10%)) x G) + (CSF x 80%)]







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ARTICLE 5 - BONUS PLAN TERMS

5.1 For the purpose of the KEBP, EPS is defined as Earnings Per Share reported by the company adjusted for extraordinary events not included in the fiscal year's Plan, i.e. 96.12 Plan.

5.2 Plan payout will be based on the plan participant's base salary at the end of the plan period.

5.3 Should an employee change jobs during the plan period, and the change result in a change in incentive level either as a result of a promotion or demotion, the new incentive level will be determined immediately and the employee will be notified in writing. The final incentive level will be the one used to calculate the employee's incentives for that year. In any case, changes in incentive level require the approval of the CEO.

ARTICLE 6 -  CSF ACHIEVEMENT

6.1 Quarterly, VPs will present their CSF achievement at the Executive Staff. The CSF achievement of the direct reports to the VPs will be presented and discussed at the first Operations Review of each quarter. Results for the prior quarter and CSF plans for the current quarter are presented.

6.2 A 0% threshold will be defined for each CSF. This threshold, which could be timing and/or deliverable-based, is a point at which CSF score starts to be earned. If a participant does not reach/complete the minimum threshold, the CSF will be scored 0% (zero). Progress beyond the threshold earns the participant a pro-rated score up to 100%. Score for a particular CSF cannot exceed 110%.














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ARTICLE 7 -  PAYMENT OF BONUS EARNED

7.1 At the end of the plan period, the CEO will present the calculated bonus to the Compensation Committee of the Board for their approval.

7.2 Actual bonuses for each participant will be calculated using the formulas in para 4.7.

7.3 Actual bonuses will be paid in three installments, defined as follows:

              50% of bonus earned at the end of the plan period will be paid after financial results are made public from the fiscal year concluded, including competitive data used for growth factor calculation. (Tentatively January 31st)

              25% of bonus earned will be paid 6 months after the first installment. (Tentatively July 31st)

              25% of bonus earned will be paid in the following year coinciding with that plan year's first 50% payout. (Tentatively January 31st)

              On the basis of this schedule, 1st payout for 1997 plan period is tentatively January 31, 1998.

ARTICLE 8 -  ELIGIBILITY FOR PAYMENT

8.1 To be eligible for bonus payment, the participant must be employed by the company at the scheduled payment date. A participant who terminates employment prior to the payment date will forfeit the bonus including all future payment schedules, except as otherwise provided in this article.

8.2 Disability: If a participant is disabled, i.e. inability to perform any services for the company and eligible to receive disability benefits under the standards used by the company's disability benefit plan, the participant will receive an award representing a proration for each month of employment in the plan period.

8.3 Retirement: If a participant retires, i.e. permanent termination of employment with the company in accordance with the company's retirement policies, the participant will receive an award representing a proration for each month of employment in the plan period.

8.4 Death: If a participant dies, awards will be paid to the beneficiary designated by the participant, otherwise, to the persons entitled thereto as determined by a court of competent jurisdiction. The award will be a proration of each month of employment in the plan period.

8.5 Lay-off: If a participant is terminated by lay-off during the plan period, no bonus will be awarded. If a participant is terminated by lay-off after the plan period but prior to a scheduled bonus payment, it will be the discretion of the CEO to pay bonus in full or on a prorate basis. No bonus will be paid to employees who are terminated for cause.

8.6 All qualified bonus payments including future schedule pursuant to para 8.2,
8.3 and 8.5 will be paid in lump-sum.

8.7 The CEO reserves the right to reduce the bonus award of a participant on a pro-rata basis to reflect a participant's leave of absence during the plan period.

ARTICLE 9 - MISCELLANEOUS

9.1 Unless as defined in article 8.4, no right or interest in this plan is transferable or assignable except by will or laws of descent and distribution.

9.2 Participation in this plan does not guarantee any right to continued employment with the Company.




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9.3 Participation in the plan in a particular plan period is not a guarantee to participation in subsequent plan periods.

9.4 Management reserves the right to discontinue participation of any participant in this plan, at any time, and for whatever reasons.

9.5 This plan is unfunded and the company does not intend to set up a sinking fund. Consequently, payments arising out of bonus earned shall be paid out of the company's general assets. Accounts recognized by the company for book purposes is not an indication of funds set aside for payment. Plan participants are considered as general creditors of the company and the obligation of the company is purely contractual and is not secured by any particular company asset.

9.6 The provision of this plan shall not limit the CEO and the Compensation Committee of the Board of Directors to modify said plan, or adopt such other plans on matters of compensation, bonus or incentive, which in its own judgment it deems proper, at any time.

9.7 This agreement is construed to be in accordance with the laws of the State of Delaware.











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ATTACHMENT A


COMPETITOR COMPANIES:

MPD business area:  (weight 44.6%)

Motorola Semiconductor 10%
Micron 10%
Alliance 25%
IDT 30%
ISSI 25%

PLD/NVM business area:  (weight 20.9%)

Xilinx 25%
Altera 25%
Atmel 10%
Lattice 45%

DCD business area:  (weight 18.8%)

IDT 40%
Vitesse 20%
National 20%
AMD 20%

CPD business area: (weight 15.7%)

Opti 15%
ICS 70%
VLSI 15%


Note: Division weighting factors are per the 9612 plan.










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